Exhibit 99.1

Aspen Aerogels, Inc. Reports Fourth Quarter 2017 and Fiscal 2017 Financial Results

and Recent Business Developments

NORTHBOROUGH, Mass., February 22, 2018 — Aspen Aerogels, Inc. (NYSE: ASPN) (“Aspen Aerogels”) today announced financial results for the fourth quarter and full year 2017, which ended December 31, 2017, and discussed business developments during the quarter.

Total revenue for the fourth quarter was $36.4 million compared to $27.6 million in the fourth quarter last year. Fourth quarter net loss was $1.7 million compared to $5.7 million in the fourth quarter of 2016. Net loss per share for the quarter was $0.07 compared to $0.25 in the fourth quarter last year.

Total revenue for the full year was $111.6 million compared to $117.7 million in 2016. Net loss for the year was $19.3 million compared to $12.0 million last year. Net loss per share for the year was $0.83 per share compared to $0.52 per share in 2016.

Adjusted EBITDA for the fourth quarter was $2.2 million compared to $(2.1) million in the fourth quarter of 2016. Adjusted EBITDA for the full year was $(3.3) million compared to $3.9 million in 2016. A reconciliation of non-GAAP Adjusted EBITDA to net loss is provided in the financial schedules that are part of this press release. An explanation of this non-GAAP financial measure is also included below under the heading “Non-GAAP Financial Measures.”

Net loss and Adjusted EBITDA included legal and related expenses associated with Aspen Aerogels’ ongoing patent enforcement actions of $0.6 million for the fourth quarter compared to $1.9 million in the fourth quarter of 2016 and $3.5 million for the full year compared to $3.6 million in 2016.

Recent Business Developments

“Fourth quarter revenue growth of 32% was driven by strong demand in the U.S. and European markets and a high volume of subsea project work. In addition, we benefitted from record manufacturing yields and strong operational productivity in our East Providence, Rhode Island manufacturing facility. As a result, we delivered a third consecutive quarter of sequential growth in revenue, gross profit and Adjusted EBITDA,” said Don Young, President and CEO of Aspen Aerogels.

“We made solid progress during the quarter with our efforts to diversify our markets and expand the reach of our aerogel technology platform. We achieved continued growth in demand in the U.S. district energy market and for our new Pyrogel® HPS product in the global power market. We also remain enthusiastic about the potential of our joint development initiative with BASF focused on the building materials market. Of note, we amended our supply agreement with BASF last week to secure $5 million in advance payments during 2018 which will help support our capacity expansion plans, our process improvement initiatives and our new business development efforts,” continued Mr. Young.

“In addition, we are encouraged by our recent wins in patent enforcement actions at the International Trade Commission and in the German courts. These victories validate the strength of the patent portfolio protecting our innovative and expanding aerogel technology platform. We remain firmly committed to defending our intellectual property and will continue to assert our rights against companies that infringe our patented technology,” concluded Mr. Young.

2018 Financial Outlook

Aspen Aerogels issues its 2018 full year outlook as follows:

•	Total revenue is expected to range between $106 million and $116 million

•	Net loss is expected to range between $16.9 million and $20.0 million

•	Adjusted EBITDA is expected to range between $(2.0) million and $(5.0) million

•	Net loss per share is expected to range between $(0.71) and $(0.85)

Our 2018 outlook assumes depreciation and amortization of $10.3 million, stock-based compensation expense of $4.3 million, interest and other expense of $0.3 million, and weighted average shares outstanding of 23.6 million for the full year. In addition, our 2018 outlook reflects an expected $1.1 million to $1.3 million of costs and expenses associated with our ongoing patent enforcement efforts during the year.

“Looking forward to 2018, we anticipate that broad-based growth across our core and adjacent markets will offset most or all of the impact of a projected decline in the volume of subsea projects and the completion of the South Asia petrochemical project, which together comprised approximately 19% of our revenue during 2017,” said Don Young, President and CEO of Aspen Aerogels. “We remain committed to investing in new aerogel technologies, innovative products, and strategic partnerships to drive consistent, long-term growth. In line with this commitment, we have included an additional $6 million in expense for new initiatives and personnel in our 2018 operating plan intended to drive revenue growth in our energy infrastructure business and to leverage our aerogel technology platform to develop breakout opportunities in new markets,” said Mr. Young.

“We have also commenced a series of projects, which we refer to as our EP20 projects, intended to increase the capacity of our East Providence manufacturing facility by 20% by the end of 2020. The EP20 projects will cost up to $20 million and will involve a series of process technology advancements to enhance the profit potential of our existing manufacturing assets. We intend to use a portion of the $5 million in advance payments from BASF to fund the EP20 projects planned for 2018,” concluded Mr. Young.

A reconciliation of non-GAAP Adjusted EBITDA to net loss for this 2018 financial outlook is provided in the financial schedules that are part of this press release. An explanation of this non-GAAP financial measure is also included below under the heading “Non-GAAP Financial Measures.”

Aspen Aerogels may incur charges, realize gains or losses, incur financing costs or interest expense, or experience other events in 2018 that could cause actual results to vary materially from this outlook. In addition, the timing of projects may have a significant impact on quarterly and annual revenue and profitability and can be difficult to predict.

Conference Call Notification

A conference call with Aspen Aerogels management to discuss fourth quarter and full year results and business developments will be held at 5:00 pm EST on February 22, 2018. During the call, management will respond to questions concerning, but not limited to, Aspen Aerogels’ financial performance, business conditions and industry outlook. Management’s discussion and responses could contain information that has not been previously disclosed. The conference call will be available live as a listen-only webcast and will be hosted at the Investors section of the Aspen Aerogels website, www.aerogel.com. In addition, you may call 833-287-0799 (toll free, U.S. & Canada only) conference ID “428079” or +1 647-689-4458 (international) conference ID “4284079” to participate in the conference call.

Following the live event, an archived version of the webcast will be available on the Aspen Aerogels website for convenient on-demand replay for at least a year.

A copy of this press release is posted in the Investors section on the Aspen Aerogels website.

Non-GAAP Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States of America (“GAAP”), Aspen Aerogels provides additional financial metrics that are not prepared in accordance with GAAP (“non-GAAP”).  The non-GAAP financial measure included in this press release is Adjusted EBITDA. Management uses non-GAAP financial measures, in addition to GAAP financial measures, as a measure of operating performance because the non-GAAP financial measures do not include the impact of items that management does not consider indicative of Aspen Aerogels’ core operating performance. In addition, management uses Adjusted EBITDA (i) for planning purposes, including the preparation of Aspen Aerogels’ annual operating budget, (ii) to allocate resources to enhance the financial performance of its business, and (iii) as a performance measure under its bonus plan.

Management believes that these non-GAAP financial measures reflect Aspen Aerogels’ ongoing business in a manner that allows for meaningful comparisons and analysis of trends in its business, as they exclude expenses and gains not reflective of Aspen Aerogels’ ongoing operating results or that may be infrequent and/or unusual in nature. Management also believes that these non-GAAP financial measures provide useful information to investors in understanding and evaluating Aspen Aerogels’ operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. These non-GAAP measures may not be comparable to similarly titled measures presented by other companies.

The non-GAAP financial measures do not replace the presentation of Aspen Aerogels’ GAAP financial results and should only be used as a supplement to, not as a substitute for, Aspen Aerogels’ financial results presented in accordance with GAAP. In this press release, Aspen Aerogels has provided a reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP financial measure. Management strongly encourages investors to review Aspen Aerogels’ financial statements and publicly-filed reports in their entirety and not rely on any single financial measure.

About Aspen Aerogels, Inc.

Aspen Aerogels is an aerogel technology company that designs, develops and manufactures innovative, high-performance aerogel insulation used primarily in the energy infrastructure and building materials markets where thermal energy efficiency is at a premium and Aspen’s products offer unique value. Headquartered in Northborough, Mass., Aspen Aerogels manufactures its Cryogel®, Pyrogel® and Spaceloft® products at its East Providence, R.I. facility.

Investor Relations Contact

John F. Fairbanks

Chief Financial Officer

Phone: (508) 691-1150

jfairbanks@aerogel.com

Special Note Regarding Forward-Looking and Cautionary Statements

This press release and any related discussion contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements, including statements relating to Aspen Aerogels’ 2018 Financial Outlook. These statements are not historical facts but rather are based on Aspen Aerogels' current expectations, estimates and projections regarding Aspen Aerogels' business, operations and other factors relating thereto, including with respect to the 2018 Financial Outlook. Words such as "may," "will," "could," "would," "should," "anticipate," "predict," "potential," "continue," "expects," "intends," "plans," "projects," "believes," "estimates," "outlook," and similar expressions are used to identify these forward-looking statements. Such forward-looking statements include statements regarding, among other things, Aspen Aerogels’ expectations about revenue, expenses, Adjusted EBITDA, GAAP EPS, cash balances and related variations or trends; beliefs about the general strength or health of Aspen Aerogels’ business; beliefs about current or future trends in the energy infrastructure, core, adjacent, U.S., European,  subsea, South Asian or other markets and the impact of these trends on Aspen Aerogels’ business; beliefs about the conclusion of the South Asian petrochemical project and its impact on Aspen Aerogels’ business; beliefs about volume, timing or trends of subsea projects and their impact on Aspen Aerogels’ business; beliefs about adoption rates or growth opportunities in the district energy markets; beliefs about Pyrogel HPS, its adoption in the power market and its commercial success; beliefs about Aspen Aerogels’ market diversification and technology strategy and implementation; beliefs about Aspen Aerogels’ strategic partnership with BASF, including the potential for the joint development agreement to create new product and market opportunities; beliefs about the receipt of advance payments from BASF; beliefs about Aspen Aerogels’ ability to form strategic partnerships to assist in Aspen Aerogels’ market diversification and growth strategy; beliefs about Aspen Aerogels investment in new initiatives and personnel; beliefs about the potential of new aerogel products, technologies and businesses; beliefs about Aspen Aerogels’ intellectual property strategy and its implementation; expectations about the cost, timing or likelihood of success of Aspen Aerogels’ patent enforcement actions and defense of challenges to the validity of its patents; beliefs about Aspen Aerogels’ ability to continue to fund patent enforcement or defense actions; beliefs about the productivity or efficiency of Aspen Aerogels’ manufacturing operations; beliefs about the cost, likelihood of success and benefits of Aspen Aerogels’ project to expand the capacity of the East Providence manufacturing facility; beliefs about the Aspen Aerogel’s ability to fund its capacity expansion plans including in the East Providence manufacturing facility; future operating performance on an annual or other basis; and accounting and other assumptions involved in arriving at the expectations. All such forward-looking statements are based on management’s present expectations and are subject to certain factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such statements. These risks and uncertainties include, but are not limited to, the following: a lack of adoption of Pyrogel HPS in the power market, or any delay or failure to manufacture Pyrogel HPS in sufficient quantities to meet market demand; lack of wide adoption of our products in the district energy market; an inability to create new product and market opportunities; any sustained downturn in the energy industry or energy prices; any sustained downturn in the core, adjacent U.S., European, subsea, South Asian or other markets; any disruption or inability to achieve expected capacity levels in any of our three production lines or the manufacturing facility in which they are located; the failure to receive all regulatory or other approvals required to maintain or expand our operations; any failure of demand for Aspen Aerogels’ products; any failure to achieve expected average selling prices for Aspen Aerogels’ products; the failure to generate sufficient operating cash flow or to obtain significant additional capital to pursue Aspen Aerogels’ strategy; the failure of our products to become widely adopted; the competition Aspen Aerogels faces in its business; any failure to enforce any of Aspen Aerogels’ patents; any failure to protect or expand Aspen Aerogels’ aerogel technology platform; any future finding of invalidity of any patent in any jurisdiction; any failure to generate sufficient operating cash flow or to obtain sufficient additional capital to continue to pursue Aspen Aerogels’ new business, capacity expansion, technology, patent enforcement, or patent defense strategy; any failure of Aspen Aerogels’ products to meet applicable specifications and other performance, safety, technical and delivery requirements; the general economic conditions and cyclical demands in the markets that Aspen Aerogels serves; the economic, operational and political risks associated with sales and expansion of operations in foreign countries; the loss of any direct customer, including distributors, contractors and OEMs; compliance with health and safety laws and regulations; shortages of raw materials, utilities or any other manufacturing consumable; the maintenance and development of distribution channels; and the other risk factors discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016 and filed with the Securities and Exchange Commission (“SEC”) on March 2, 2017, as amended in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2017 and filed with the SEC on November 3, 2017, as well as any updates to those risk factors filed from time to time in our subsequent periodic and current reports filed with the SEC. All statements contained in this press release are made only as of the date of this press release, and Aspen Aerogels does not intend to update this information unless required by law.

ASPEN AEROGELS, INC.

Condensed Consolidated Balance Sheets

(Unaudited and in thousands)

	December 31,	December 31,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$10,694	$18,086
Accounts receivable, net	26,764	17,535
Inventories	8,915	12,868
Prepaid expenses and other current assets	1,289	1,697
Total current assets	47,662	50,186
Property, plant and equipment, net	76,067	84,394
Other assets	86	89
Total assets	$123,815	$134,669
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$10,653	$13,065
Accrued expenses	5,862	3,987
Deferred revenue	1,304	1,043
Revolving line of credit	3,750	—
Other current liabilities	—	35
Total current liabilities	21,569	18,130
Other long-term liabilities	1,303	975
Total liabilities	22,872	19,105
Stockholders’ equity:
Total stockholders’ equity	100,943	115,564
Total liabilities and stockholders’ equity	$123,815	$134,669

ASPEN AEROGELS, INC.

Consolidated Statements of Operations

(Unaudited and In thousands, except share and per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
Revenue:
Product	$35,890	$27,204	$109,590	$115,490
Research services	472	435	2,041	2,248
Total revenue	36,362	27,639	111,631	117,738
Cost of revenue:
Product	28,346	23,618	92,052	93,123
Research services	208	292	908	1,304
Gross profit	7,808	3,729	18,671	23,311
Operating expenses:
Research and development	1,427	1,382	6,180	5,306
Sales and marketing	3,333	2,871	12,604	11,810
General and administrative	4,669	5,186	19,023	17,415
Total operating expenses	9,429	9,439	37,807	34,531
Loss from operations	(1,621)	(5,710)	(19,136)	(11,220)
Other expense, net:
Interest expense, net	(62)	(32)	(185)	(147)
Postponed financing costs	—	—	—	(656)
Total other expense, net	(62)	(32)	(185)	(803)
Net loss	$(1,683)	$(5,742)	$(19,321)	$(12,023)
Net loss per share:
Basic and diluted	$(0.07)	$(0.25)	$(0.83)	$(0.52)
Weighted-average common shares outstanding:
Basic and diluted	23,488,867	23,215,237	23,390,235	23,139,807

Square Foot Operating Metric

We price our product and measure our product shipments in square feet.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
	(amounts in thousands)

Product shipments in square feet	11,890	10,654	37,519	44,286

Reconciliation of Non-GAAP Financial Measures

The following tables presents a reconciliation of the non-GAAP financial measure included in the Aspen Aerogels, Inc. press release dated February 22, 2018 to the most directly comparable GAAP measure:

Reconciliation of Adjusted EBITDA to Net Income (Loss)

We define Adjusted EBITDA as net income (loss) before interest expense, taxes, depreciation, amortization, stock-based compensation expense and other items, which occur from time to time and which we do not believe are indicative of our core operating performance.

For the three and twelve months ended December 31, 2017 and 2016:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
	(In thousands)
Net loss	$(1,683)	$(5,742)	$(19,321)	$(12,023)
Depreciation and amortization	2,721	2,555	10,753	9,853
Stock-based compensation	1,109	1,036	5,091	5,313
Postponed financing costs	—	—	—	656
Interest expense, net	62	32	185	147
Adjusted EBITDA	$2,209	$(2,119)	$(3,292)	$3,946

For the 2018 full year financial outlook:

	Year ending
	December 31, 2018
	Low	High
	(amounts in thousands)
Net loss	$(19,900)	$(16,900)
Depreciation and amortization	10,300	10,300
Stock-based compensation	4,300	4,300
Interest expense, net	300	300
Adjusted EBITDA	$(5,000)	$(2,000)